UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2011

US GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 4750, Brookfield Place

Bay Wellington Tower

181 Bay Street, P.O. Box 792

Toronto, Ontario, Canada  M5J 2T3

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

99 George Street, 3rd Floor

Toronto, Ontario, Canada M5A 2N4

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 17, 2011, US Gold Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to, among other things, report the results of voting at the 2011 annual meeting of shareholders of the Company held on June 14, 2011 (the “Annual Meeting”) with respect to election of directors, an advisory vote on executive compensation (“say-on-pay”), an advisory vote on the frequency of the say-on-pay vote and appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2011.  This Amendment No. 1 to Form 8-K is being filed to report the Company’s decision on the implementation of the frequency of the say-on-pay vote.

Item 5.07.  Submission of Matters to a Vote of Security Holders

As reported in the Original 8-K, a majority of the shares that voted at the Annual Meeting on the non-binding advisory vote regarding the frequency of future say-on-pay votes voted for the Company to hold such votes on executive compensation every three (3) years.  In light of this result, and after consideration by the Compensation Committee of the Board of Directors, the Committee has determined effective October 19, 2011 that the Company will hold future non-binding, advisory votes on executive compensation every three years until the next required non-binding advisory vote on the frequency of such votes on executive compensation.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US GOLD CORPORATION

Date: October 21, 2011	By:	/s/ Perry Y. Ing
Perry Y. Ing, Vice President and Chief Financial Officer